As filed with the Securities and Exchange Commission on October 1, 2004

Registration No. 333-58826

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

INET TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2269056 (IRS Employer Identification No.)

14200 SW Karl Braun Dr. Beaverton, Oregon (Address of Principal Executive Offices)	97077 Zip Code

INET TECHNOLOGIES, INC. 1998 STOCK OPTION/STOCK ISSUANCE PLAN
(Full title of plan)

James F. Dalton
President and Secretary
Tektronix Texas, LLC
14200 SW Karl Braun Dr.
Beaverton, Oregon 97077
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 627-6700

Copy to:
John R. Thomas
Jason M. Brauser
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204-1268

Post-Effective Amendment No. 1

     On April 12, 2001, Inet Technologies, Inc. (the “Registrant”) filed a registration statement (the “Registration Statement”) on Form S-8 (No. 333-58826) for the purpose of registering 916,323 shares of its common stock, $.001 par value (the “Common Stock”), reserved for issuance under the Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan. Pursuant to the Agreement and Plan of Merger dated June 29, 2004 (the “Agreement”) among the Registrant, Tektronix, Inc., an Oregon corporation, Impala Merger Corp., a Delaware corporation and wholly owned subsidiary of Tektronix, and Impala Acquisition Co. LLC, a Delaware limited liability company and wholly owned subsidiary of Tektronix (“Impala Acquisition Co.”), the Registrant was merged with and into Impala Acquisition Co. and renamed Tektronix Texas, LLC (“Tektronix Texas”). Tektronix Texas, as successor by merger to the Registrant, hereby adopts the Registration Statement, pursuant to Rule 414 promulgated under the Securities Act of 1933 (the “Securities Act”), for all purposes of the Securities Act and the Securities Exchange Act of 1934, and removes from registration any and all remaining unsold shares of Common Stock covered by the Registration Statement as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Tektronix Texas, as successor by merger to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on September 30, 2004.

TEKTRONIX TEXAS, LLC

By:	Tektronix, Inc., Sole and Managing Member

By:	/s/ James F. Dalton James F. Dalton Vice President, Corporate Development, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act, this amendment to the Registration Statement has been signed by the following person in the capacity indicated on September 30, 2004.

Signature	Title

/s/ James F. Dalton James F. Dalton	President and Secretary of Tektronix Texas